 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 28, 2019

Merion, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Barranca St #1000 West Covina, CA	91791
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 331-7570

None

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2019, Merion, Inc. (the “Company”) received a notice letter from the Mongolia-China Belt and Road Council for the Promotion of International Trade and Development (the “Belt and Road Council”) and Mongolia IFBB Health Industry Co., Ltd. (“Mongolia IFBB”) on postponement of the implementation of the Strategic Cooperation Agreement (the “Agreement”) by and among the Company, Belt and Road Council, Mongolia IFBB and Ms. Bijin Wei, dated on December 5, 2018 and disclosed in the Form 8-K filed on December 7, 2018. The letter notified the Company that the Agreement has not been implemented for more than five months due to the following: (i) the investment funds for the construction of factories in Mongolia were unanimously not in place in time; (ii) the location of the Mongolian factory has not been determined yet; (iii) the varieties and specifications of protein powder products have not been determined by the market partners and they plan to seek the opinions of athletes and cooperating organizations from different countries, and finally determine the required varieties and specifications. According to the letter, the strategic cooperation intentions will not be implemented until the conditions are ripe.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Notice of postponement of the implementation of the Strategic Cooperation Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merion, Inc.

Dated: June 3, 2019	By:	/s/ Ding Hua Wang
Ding Hua Wang
President, Chief Executive Officer and Chief Financial Officer

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